BOOK   926  PAGE 404

FILED
OCT  3  1989


                    SECRETARY OF STATE
               CERTIFICATE OF INCORPORATION
                            OF
                SEA PRIDE INDUSTRIES, INC.

FIRST:            The name of the Corporation is SEA PRIDE INDUSTRIES, INC.
SECOND:       The registered office of the Corporation in the State of Delaware is located at
the Corporate Agents, Inc., 1013 Center Road, Wilmington, New Castle County,
Delaware, and
the name of its registered agent will be Corporate Agents, Inc.
THIRD:      The nature of the business, objects and purposes to be transacted, promoted or
carried on by the Corporation is to engage in any lawful act or activity for which
corporations may be organized under the General Corporation Act of Delaware.
FOURTH:      The total number of shares of all classes of stock which the
Corporation shall
have authority to issue shall be 30,000,000 shares, of which 5,000,000 shares will be
preferred stock of the par value of one cent each ($.01) (hereinafter called the
Preferred
Stock) and of which 25,000,000 shares shall be common stock of the par value of one cent
each ($.01) (hereinafter called the Common Stock).
      The following is a statement of the powers, preferences and rights, and the
qualifications, limitations and restrictions, of classes of stock of the
Corporation, and the
authority with respect thereto expressly vested in the Board of Directors of the
Corporation.

                BOOK   926  PAGE 405
A.    Serial Preferred Stock
1. Shares of Serial Preferred Stock may be issued from time to time in one or
2. more series,
each such series to have distinctive serial designations, as shall hereafter be determined
in the resolution or resolutions providing for the issue of such Serial
Preferred Stock
from time to time adopted by the Board of Directors pursuant to authority so to do which
is hereby vested in the Board of Directors.
2. Each Series of Serial Preferred Stock
(a) may have such number of shares;
(b) may have such voting powers, full or limited, or may be without voting powers;
(c) may be subject to redemption at such time or times and at such prices;
(d) may be entitled to receive dividends (which may be cumulative or noncumulative), at
such rate or rates, on such conditions, from       such date or dates, and at
such times, and
payable in preference to, or in relation to,       the dividends payable on any
other class
or       classes or series of stock;
(e) may have such rights upon the dissolution of, or upon any distribution of the assets of,
the Corporation;
(f) may be made convertible into, or       exchangeable for, shares of any other
class or
classes of any other series of the same or       any other class or classes of
stock of the
Corporation at such price or prices or at such rates of exchange, and with such adjustments;
(g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the
purchase or redemption of shares of such series in such amount or amounts;
(h) may be entitled to the benefit of conditions and restrictions upon the creation of
indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock
(including additional shares of such series or of any other series and upon the payment of
dividends or the


                BOOK   926  PAGE 406
making of other distributions on and the purchase redemption or other
acquisition       by
the Corporation or any subsidiary of any       outstanding stock of the
Corporation; and
(i) may have such other relative, participating, optional or other special rights, and
qualifications, limitations or restrictions thereof; all as shall be stated in said
resolution or resolutions providing for the issuance of such Serial Preferred
Stock. Except
where otherwise set forth in the resolution or resolutions adopted by the
Board of
Directors providing for the issuance of any series is Serial Preferred Stock, the number of
shares comprising such series may be increased or decreased (but not below the number of
shares then outstanding) from time to time by like action of the Board of
Directors
(3) Shares of any series of Serial Preferred Stock which have been redeemed
(whether through
the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if
convertible or exchangeable, have been converted into or exchanged for shares of stock of
any other class or classes shall have the status of authorized and unissued shares of Serial
Preferred Stock and may be reissued as a part of the series of which they were originally a
part or may be reclassified and reissued as part of a new series of Serial
Preferred Stock to
be created by resolution or resolutions of the Board of Directors or as part of any other
series of Preferred Stock, all subject to the conditions or restrictions on issuance set
forth in the resolution or resolutions       adopted by the Board of Directors
providing for
the issuance of any series of Serial Preferred Stock and to any filing required by law.


                 BOOK   926  PAGE 407
B. Common Stock
1. Except as otherwise provided by law or by the resolution or resolutions of
2. the Board of
directors providing for the issuance of any series of the Serial Preferred
Stock, the Common
Stock shall have the exclusive right to vote for the election of Directors and for all other
purposes, each holder of the Common Stock being entitled to one vote for each share held.
3. Subject to all of the rights of the Serial Preferred Stock or any series
4. thereof, the
holders of the Common Stock shall be entitled to receive, when, as and if declared by the
Board of Directors, out of funds legally available therefor, dividends payable in case, stock
or otherwise.
3. Upon any liquidation, dissolution or winding up of the Corporation, whether
4. voluntary or
involuntary, and after the holders of the Serial Preferred Stock of each series shall have
been paid in full the amounts to which they respectively shall be entitled, or a sum
sufficient for such payments in full shall have been set aside, the remaining net assets of
the Corporation shall be distributed pro rata to the holders of the Common Stock in
accordance with their respective rights and interests, to the exclusion of the holders of the
Serial Preferred Stock.

C. General Provisions

Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporation action, provided that prompt notice shall be given to all stockholders of the taking of the corporate action without a meeting and by less than unanimous consent.


                  BOOK   926  PAGE 408

FIFTH: No stockholder of this Corporation shall by reason of his holding shares of any class have nay pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of
Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this Corporation, or any note, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, whether in whole or in part, to the existing stockholders of any class.

SIXTH: The name and mailing address of the incorporator is:

Name                        Mailing Address

Julian M. Meer                  14135 Midway Road
                              Dallas, Texas  75244
SEVENTH: The Corporation is to have perpetual existence.
EIGHTH: The number of directors constituting the original Board of Directors is three (3).
The number of directors shall be fixed by, or in the manner provided in, the By-
Laws of the
Corporation.  The names and addresses of the initial directors of the
Corporation who are to
serve until the first annual meeting of the shareholders or until their successors are
elected and qualified are:

Names                        Mailing Addressee
Felix Einsohn                  5315 Lobello Drive
                              Dallas, Texas  75231



BOOK   926  PAGE 409

John D. Ericsson            2870 Red Valley Run
                              Rockwall, TX 75087

Patrick J. Meadows            1705 Plumber Drive
                              Rockwall, TX 75087


NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of
Directors is expressly authorized:

1. To make, alter or repeal the By-Laws of the Corporation.
2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
5. By a majority of the whole Board of Directors, to designate one or more
6. committees, each
committees, each committee to consist of two or more of the directors of the Corporation.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Any such committee, to the extent provided in the resolution or in the by-laws of the
Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of nay member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
5. When and as authorized by the affirmative vote of the holders of a majority
6. of the stock
issued and outstanding having voting power given at a


                   BOOK   926  PAGE 410
stockholder's meeting duly called upon such notice as is required by statute, or when
authorized by the written consent of the holders of a majority of  the voting stock issued
and outstanding, to sell, lease or exchange all or substantially all the property and assets
of the Corporation, including its goodwill and its corporate franchises, upon such terms and
conditions and for such consideration, which may consist in whole or in part of money or
property including securities of any other corporation or corporations, as the
Board of
Directors shall deem expedient and for the best interests of the Corporation.
TENTH: Meetings of the stockholders may be held within or without the State of
Delaware, as
the by-laws may provide.  The books of the Corporation may be kept (subject to any provisions
contained in the statutes) outside the State of Delaware at such place or places as may be
designated from time to time by the Board of Directors or in the by-laws of the
Corporation.
Elections of Directors need not be by written ballot unless the by-laws of; the
Corporation
shall so provide.
ELEVENTH: A director of the Corporation shall not be personally liable to the
Corporation or
its stockholders for monetary damages for breach of fiduciary duty as a director, except for
liability (i) for any breach of the director's duty of loyalty to the
Corporation or its
stockholders, (ii) for acts or omissions not in good faith or which involve intentional
misconduct or a knowing violation of law, (iii) under Section 174 of the
Delaware General
Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction
from which the director derived an improper personal benefit.  If the Delaware
General
Corporation Law hereafter is amended to authorize the further elimination or limitation of
the liability of directors, then the liability of a director of the Corporation, in addition
to the limitation on personal liability provided herein, shall be limited to the fullest
extent permitted by the amended Delaware General Corporation Law.



                BOOK   926  PAGE 411
Any repeal or modification of this paragraph by the stockholders of the
Corporation shall be
perspective only, and shall not adversely affect any limitation on the personal liability of
a director of the Corporation existing at the time of such repeal or modification.
The Corporation shall, to the extent permitted by Section 145 of the Delaware
General
Corporation Law, as amended from time to time, indemnify and reimburse all persons who it may
indemnify and reimburse pursuant thereto. Expenses incurred by an officer or director in
defending a civil or criminal action, suit or proceedings shall be paid by the
Corporation in
advance of the final disposition of such action, suit or proceeding upon receipt of an
undertaking by or on behalf of such director or officer to repay such amount if it shall
ultimately be determined that he is not entitled to be indemnified by the
Corporation as
authorized in Section 145(e) of the Delaware General corporation Law.  Not withstanding the
foregoing, the indemnification provided for herein shall not be deemed exclusive of any other
rights to which those entitled to receive indemnification or reimbursement hereunder may be
entitled under any by-law of this Corporation, agreement, vote of stockholders
or
disinterested directors or otherwise.
TWELFTH:      No contract or transaction between this Corporation or any person, firm,
association, or corporation and no act of this Corporation shall, in the absence of fraud, be
invalidated or in any way affected by the fact that any of the directors of this
Corporation
are pecuniarily or otherwise interested, directly or indirectly, in such contract,
transaction or act, or are related to or interested in, as a director, stockholder, officer,
employee, member or otherwise such person, firm, association or corporation.
Any director so
interested or related who is present at any meeting of the Board of Directors or committee of
directors at which action on any such contract, transaction or act is taken may be counted in
determining the presence of a quorum at such meeting and may vote thereat with



                 BOOK   926  PAGE 412

respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.
THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of September, 1989.


                                   /c/Julian M. Meer
                                   -----------------
                                     Julian M. Meer
STATE OF TEXAS         )
COUNTY OF DALLAS)
Before me, the undersigned a Notary Public in and for the State of Texas personally appeared Julian M. Meer, who acknowledges to me that he signed the foregoing certificate of incorporation as incorporator and that it is his act and the facts stated wherein are true.
                              /c/ Joyce Nazario
                              ------------------
                              Joyce Nazario
                              Notary Public in and
                              for the State of Texas



                  CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF INCORPORATION
                              OF
                   SEA PRIDE INDUSTRIES, INC.

SEA PRIDE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of SEA PRIDE INDUSTRIES, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is BioMarine Technologies, Inc.

SECOND: that thereafter, pursuant to resolution of this Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, and SEA PRIDE INDUSTRIES, Inc. has caused this certificate to be signed by its Authorized Officer this 30 day of December, 1998.

            BY:  \s\ John D. Ericsson  Signature
            Name:    John D. Ericsson-please print
            Title:        President -please print
            Authorized OFFICER


        STATE OF DELAWARE
       SECRETARY OF STATE
    DIVISION OF CORPORATIONS
    FILED 09:00 AM 11/12/1999
        991482979 - 2209474